Exhibit 99.1

Insperity Announces Fourth Quarter and Full Year 2016 Results

HOUSTON – Feb. 13, 2017 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2016.

Fourth Quarter and Record Setting Full Year 2016 Results:

•	Q4 EPS up 73% to $0.45; adjusted EPS up 76% to $0.58

•	Q4 net income increased 50% to $9.5 million

•	Q4 adjusted EBITDA up 37% to $23.1 million

•	2016 EPS increased 96% to $3.09; adjusted EPS up 64% to $3.59

•	2016 net income increased 68% to $66.0 million

•	2016 adjusted EBITDA up 28% over 2015 to $141.2 million

•	Full year 2017 adjusted EPS guidance of $4.21 to $4.42, a 17% to 23% increase over 2016

Fourth Quarter Results

Fourth quarter 2016 net income and diluted earnings per share of $9.5 million and $0.45, represented increases of 50% and 73%, respectively compared to the fourth quarter of 2015. Adjusted diluted earnings per share were $0.58, a 76% increase over the fourth quarter of 2015. Adjusted EBITDA increased 37% to $23.1 million.

“Our strong fourth quarter results capped off a record setting 2016 and set the stage for continuing double-digit worksite employee growth and profitability in 2017,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “A successful year-end transition, combined with a record level of trained Business Performance Advisors positions us for accelerating worksite employee growth over the course of the year.”

Revenues for the fourth quarter of 2016 increased to $729.1 million on a 13% increase in the average number of worksite employees paid per month. The worksite employee growth was the result of new client sales driven by an increase in the number of trained Business Performance Advisors, combined with a continuing high level of client retention. Net hiring of worksite employees by our clients continued to show weakness, and was overall a slight negative for the fourth quarter.

Gross profit increased 14% over the fourth quarter of 2015 to $110.5 million, with both benefits and workers’ compensation costs managed to favorable trends. Adjusted operating expenses increased 10% over the fourth quarter of 2015, and included the growth in the number of Business Performance Advisors, while producing operating leverage in other areas of the business. This was demonstrated by a decrease in adjusted operating expense per worksite employee per month from

$191 in the fourth quarter of 2015 to $186 in the fourth quarter of this year, inclusive of the increase in Business Performance Advisors.

Adjusted EBITDA increased 37% over the fourth quarter of 2015 to $23.1 million, and increased 22% on a per worksite employee per month basis from $37 in the fourth quarter of 2015 to $45 in the fourth quarter of 2016. The fourth quarter and full year 2016 effective income tax rates were 34% and 37%, respectively and were positively impacted by lower non-deductible items and an increase in R&D activity.

Full Year Results

For the year ended Dec. 31, 2016, reported net income increased 68% over 2015 to $66.0 million, and diluted net income per share increased 96% to $3.09. Adjusted diluted earnings per share increased 64% over 2015 to $3.59. Adjusted EBITDA increased 28% to $141.2 million.

Revenues in 2016 increased to $2.9 billion, on a 14% increase in the average number of worksite employees paid per month over 2015. This growth was driven by an increase in worksite employees paid from new sales and a further improvement in worksite employee retention from 84% in 2015 to a new historical high of 86% in 2016. Gross profit for the year ended Dec. 31, 2016 increased 12% to $491.6 million, while adjusted operating expenses increased only 7% to $385.0 million and declined 6% on a per worksite employee per month basis from $206 in 2015 to $193 in 2016.

Adjusted EBITDA per worksite employee per month increased 13% from $63 in 2015 to $71 in 2016 on double-digit worksite employee growth, effective pricing and direct cost management and operating leverage.

Cash outlays in 2016 included the repurchase of approximately 3.5 million shares of stock at a cost of $175.9 million, dividends totaling $20.6 million and capital expenditures of $34.0 million. Adjusted cash, cash equivalents and marketable securities at Dec. 31, 2016 was $44.9 million.

“We had an exceptional year with worksite employee growth of 13.7% and a record level of adjusted EBITDA, up 28% to $141 million,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “We are positioned for exceptional shareholder return in 2017 as we execute our strategic growth plan and continue our share repurchase and dividend programs.”

2017 Guidance

The company also announced its guidance for 2017, including the first quarter of 2017. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q1 2017			Full Year 2017

Average WSEEs	174,200	—	175,800	185,000	—	188,000
Year-over-year increase	10%	—	11%	11.5%	—	13.4%

Adjusted EPS	$1.78	—	$1.87	$4.21	—	$4.42
Year-over-year increase	9%	—	15%	17%	—	23%

Adjusted EBITDA (in millions)	$63	—	$66	$161	—	$168
Year-over-year increase	3%	—	8%	14%	—	19%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, stockholder advisory expenses and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the first quarter and full year 2017 and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 56690992. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 56690992. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 30 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution.  Additional company offerings include Human Capital Management, Payroll Software, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than

100,000 businesses with over 2 million employees. With 2016 revenues of $2.9 billion, Insperity operates in 61 offices throughout the United States.  For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	Dec. 31,	Dec. 31,
	2016	2015
Assets:
Cash and cash equivalents	$286,034	$269,538
Restricted cash	42,637	37,418
Marketable securities	1,851	9,875
Accounts receivable, net	270,284	200,665
Prepaid insurance	15,041	7,417
Other current assets	19,526	17,135
Income taxes receivable	4,949	—
Total current assets	640,322	542,048

Property and equipment, net	80,261	61,759
Prepaid health insurance	9,000	9,000
Deposits	148,638	140,162
Goodwill and other intangible assets, net	13,088	13,588
Deferred income taxes, net	14,025	16,976
Other assets	1,840	1,379
Total assets	$907,174	$784,912

Liabilities and stockholders' equity:
Accounts payable	$4,189	$5,381
Payroll taxes and other payroll deductions payable	247,766	205,393
Accrued worksite employee payroll cost	215,214	161,917
Accrued health insurance costs	26,360	13,643
Accrued workers’ compensation costs	44,231	39,053
Accrued corporate payroll and commissions	40,761	39,103
Other accrued liabilities	22,437	20,250
Income taxes payable	—	2,971
Total current liabilities	600,958	487,711

Accrued workers’ compensation costs	141,291	124,746
Long-term debt	104,400	—
Total noncurrent liabilities	245,691	124,746

Stockholders’ equity:
Common stock	277	308
Additional paid-in capital	9,240	144,701
Treasury stock, at cost	(227,152)	(205,325)
Accumulated other comprehensive income, net of tax	(3)	—
Retained earnings	278,163	232,771
Total stockholders’ equity	60,525	172,455
Total liabilities and stockholders’ equity	$907,174	$784,912

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended Dec. 31,			Year ended Dec. 31,
	2016	2015	Change	2016	2015	Change
Operating results:
Revenues (gross billings of $4.892 billion, $4.337 billion, $17.933 billion and $15.806 billion, less worksite employee payroll cost of $4.163 billion, $3.687 billion, $14.992 billion and $13.202 billion, respectively)	$729,069	$650,011	12.2%	$2,941,347	$2,603,614	13.0%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	618,530	552,966	11.9%	2,449,737	2,165,747	13.1%
Gross profit	110,539	97,045	13.9%	491,610	437,867	12.3%

Operating expenses:
Salaries, wages and payroll taxes	58,679	52,749	11.2%	229,589	211,060	8.8%
Stock-based compensation	4,116	3,171	29.8%	16,643	13,345	24.7%
Commissions	5,642	5,556	1.5%	19,288	18,479	4.4%
Advertising	3,148	2,724	15.6%	16,447	15,980	2.9%
General and administrative expenses	20,337	19,256	5.6%	86,693	84,259	2.9%
Impairment charges and other	—	(640)	(100.0)%	—	10,480	(100.0)%
Depreciation and amortization	4,150	4,203	(1.3)%	16,644	18,565	(10.3)%
Total operating expenses	96,072	87,019	10.4%	385,304	372,168	3.5%
Operating income	14,467	10,026	44.3%	106,306	65,699	61.8%
Other income (expense):
Interest income	340	43	690.7%	1,267	379	234.3%
Interest expense	(481)	(109)	341.3%	(2,396)	(459)	422.0%
Income before income tax expense	14,326	9,960	43.8%	105,177	65,619	60.3%
Income tax expense	4,806	3,621	32.7%	39,186	26,229	49.4%
Net income	$9,520	$6,339	50.2%	$65,991	$39,390	67.5%
Less distributed and undistributed earnings allocated to participating securities	(222)	(160)	38.8%	(1,496)	(981)	52.5%
Net income allocated to common shares	$9,298	$6,179	50.5%	$64,495	$38,409	67.9%
Basic net income per share of common stock	$0.45	$0.26	73.1%	$3.10	$1.58	96.2%
Diluted net income per share of common stock	$0.45	$0.26	73.1%	$3.09	$1.58	95.6%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended Dec. 31,			Year ended Dec. 31,
	2016	2015	Change	2016	2015	Change

Statistical Data:
Average number of worksite employees paid per month	172,578	153,144	12.7%	165,850	145,830	13.7%
Revenues per worksite employee per month (1)	$1,408	$1,415	(0.5)%	$1,478	$1,488	(0.7)%
Gross profit per worksite employee per month	214	211	1.4%	247	250	(1.2)%
Operating expenses per worksite employee per month	186	189	(1.6)%	194	212	(8.5)%
Operating income per worksite employee per month	28	22	27.3%	53	38	39.5%
Net income per worksite employee per month	18	14	28.6%	33	23	43.5%

(1) Gross billings of $9,449, $9,440, $9,011 and $9,032 per worksite employee per month, less payroll cost of $8,041, $8,025, $7,533 and $7,544 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2016	2015	Change	2016	2015	Change

Payroll cost (GAAP)	$4,163,210	$3,686,902	12.9%	$14,991,510	$13,202,564	13.5%
Less: Bonus payroll cost	598,288	573,542	4.3%	1,648,936	1,611,857	2.3%
Non-bonus payroll cost	$3,564,922	$3,113,360	14.5%	$13,342,574	$11,590,707	15.1%

Payroll cost per worksite employee per month (GAAP)	$8,041	$8,025	0.2%	$7,533	$7,544	(0.1)%
Less: Bonus payroll cost per worksite employee per month	1,156	1,248	(7.4)%	829	921	(10.0)%
Non-bonus payroll cost per worksite employee per month	$6,885	$6,777	1.6%	$6,704	$6,623	1.2%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	December 31, 2016	December 31, 2015

Cash, cash equivalents and marketable securities (GAAP)	$287,885	$279,413
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	221,710	185,719
Customer prepayments	21,256	17,037
Adjusted cash, cash equivalents and marketable securities	$44,919	$76,657

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2016	2015	Change	2016	2015	Change

Operating expenses (GAAP)	$96,072	$87,019	10.4%	$385,304	$372,168	3.5%
Less: Impairment charges and other	—	(640)	(100.0)%	—	10,480	(100.0)%
Stockholder advisory expenses	—	—	—	323	1,546	(79.1)%
Adjusted operating expenses (non-GAAP)	$96,072	$87,659	9.6%	$384,981	$360,142	6.9%

Operating expenses per worksite employee per month (GAAP)	$186	$189	(1.6)%	$194	$212	(8.5)%
Less: Impairment charges and other per worksite employee per month	—	(2)	(100.0)%	—	5	(100.0)%
Stockholder advisory expenses per worksite employee per month	—	—	—	1	1	—
Adjusted operating expenses per worksite employee per month (non-GAAP)	$186	$191	(2.6)%	$193	$206	(6.3)%

Adjusted operating expenses represent operating expenses excluding the impact of impairment and other charges related to the sale of two aircraft and stockholder advisory expenses. Insperity management believes adjusted operating expenses is a useful measure of the company’s operating costs, as it allows for additional analysis of the company’s operating expenses separate from the impact of these items.

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2016	2015	Change	2016	2015	Change

Net income (GAAP)	$9,520	$6,339	50.2%	$65,991	$39,390	67.5%
Income tax expense	4,806	3,621	32.7%	39,186	26,229	49.4%
Interest expense	481	109	341.3%	2,396	459	422.0%
Depreciation and amortization	4,150	4,203	(1.3)%	16,644	18,565	(10.3)%
EBITDA	18,957	14,272	32.8%	124,217	84,643	46.8%
Impairment charges and other	—	(640)	(100.0)%	—	10,480	(100.0)%
Stock-based compensation	4,116	3,171	29.8%	16,643	13,345	24.7%
Stockholder advisory expenses	—	—	—	323	1,546	(79.1)%
Adjusted EBITDA (non-GAAP)	$23,073	$16,803	37.3%	$141,183	$110,014	28.3%

Net income per worksite employee per month (GAAP)	$18	$14	28.6%	$33	$23	43.5%
Income tax expense per worksite employee per month	9	8	12.5%	20	15	33.3%
Interest expense per worksite employee per month	1	—	—	—	(1)	(100.0)%
Depreciation and amortization per worksite employee per month	9	9	—	9	11	(18.2)%
EBITDA per worksite employee per month	37	31	19.4%	62	48	29.2%
Impairment charges and other per worksite employee per month	—	(1)	(100.0)%	—	6	(100.0)%
Stock-based compensation per worksite employee per month	8	7	14.3%	8	8	—
Stockholder advisory expenses per worksite employee per month	—	—	—	1	1	—
Adjusted EBITDA per worksite employee per month (non-GAAP)	$45	$37	21.6%	$71	$63	12.7%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation. Insperity management believes EBITDA and Adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2016	2015	Change	2016	2015	Change

Net income (GAAP)	$9,520	$6,339	50.2%	$65,991	$39,390	67.5%

Impairment charges and other	—	(640)	(100.0)%	—	10,480	(100.0)%
Stock-based compensation	4,116	3,171	29.8%	16,643	13,345	24.7%
Stockholder advisory expenses	—	—	—	323	1,546	(79.1)%
Total non-GAAP adjustments	4,116	2,531	62.6%	16,966	25,371	(33.1)%
Tax effect on non-GAAP adjustments	(1,381)	(920)	50.1%	(6,239)	(10,242)	(39.1)%
Adjusted net income (non-GAAP)	$12,255	$7,950	54.2%	$76,718	$54,519	40.7%

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2016	2015	Change	2016	2015	Change

Diluted net income per share of common stock (GAAP)	$0.45	$0.26	73.1%	$3.09	$1.58	95.6%

Impairment charges and other	—	(0.03)	(100.0)%	—	0.42	(100.0)%
Stock-based compensation	0.19	0.13	46.2%	0.78	0.54	44.4%
Stockholder advisory expenses	—	—	—	0.02	0.06	(66.7)%
Total non-GAAP adjustments	0.19	0.10	90.0%	0.80	1.02	(21.6)%
Tax effect on non-GAAP adjustments	(0.06)	(0.03)	100.0%	(0.30)	(0.41)	(26.8)%
Adjusted diluted net income per share of common stock (non-GAAP)	$0.58	$0.33	75.8%	$3.59	$2.19	63.9%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges related to the sale of two aircraft in 2015, stock-based compensation and costs associated with stockholder advisory expenses. Insperity management believes adjusted net income and adjusted diluted net income per share of common stock are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

The following is a reconciliation of GAAP to non-GAAP financial measures for first quarter and full year 2017 guidance (in millions, except per share amounts):

	Q1 2017	Full Year 2017
	Guidance	Guidance
Net income (GAAP)	$35 - $37	$76 - $81
Income tax expense	19 - 20	45 - 47
Interest expense	1	3
Depreciation and amortization	4	18
EBITDA	59 - 62	142 - 149
Stock-based compensation	4	19
Adjusted EBITDA (non-GAAP)	$63 - $66	$161 - $168

Diluted net income per share of common stock (GAAP)	$1.66 - $1.75	$3.64 - $3.85
Stock-based compensation	0.19	0.90
Total non-GAAP adjustments	0.19	0.90
Tax effect on non-GAAP adjustments	(0.07)	(0.33)
Adjusted EPS (non-GAAP)	$1.78 - $1.87	$4.21 - $4.42